GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
COVER SHEET                                                          Page 1 of 2
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000

                           GasEDI BASE CONTRACT FOR
                  SHORT-TERM SALE AND PURCHASE OF NATURAL GAS

                                   COVER SHEET

This Base Contract is entered into as of the following date: October 15, 2001 The parties to this Base Contract are the following:

             PARTY A                                                                    PARTY B
          NEXEN MARKETING                           Party                     Dynamic Oil & Gas, Inc.
----------------------------------                                       ----------------------------------
       801-7 AVE SW (Suite 1700)                   Address 1                   #205,10711 Cambie Road
----------------------------------                                       ----------------------------------
                                                   Address 2
----------------------------------                                       ----------------------------------
             Calgary                                 City                               Richmond
----------------------------------                                       ----------------------------------
              Alberta                           State / Province                    British Columbia
----------------------------------                                       ----------------------------------
              T2P 3P7                           Zip / Postal Code                         V6X 3G5
----------------------------------                                       ----------------------------------
             DYN 03001                           Base Contract #
----------------------------------                                       ----------------------------------
            25-261-1082                              Duns #
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                N/A                             US Federal Tax ID #
----------------------------------                                       ----------------------------------
            R8981052575                            Canadian GST #                        R101532414
----------------------------------                                       ----------------------------------
     The Royal Bank of Canada                           Bank                     National Bank of Canada
----------------------------------                                       ----------------------------------
                                                                                   #180, 4040 No. 3 Rd,
255 - 5 Ave. SW Calgary, AB T2P 3G6                    Branch                      Richmond, BC V68 2C2
----------------------------------                                       ----------------------------------
    Bank # 003 Transit # 02319
    Account # 100-423-3 (Cdn $)                                                  Bank #006 Transit #03951
        # 400-144-2 (US$)                              Account                  Account #00-071-21 (Cdn $)
----------------------------------                                       ----------------------------------
                                                       NOTICES
   Gas Contract Administration                         Contact                            Don Umbach
----------------------------------                                       ----------------------------------
 (403) 699-4092 or (403) 699-4088                       Phone                            1-800-663-8072
----------------------------------                                       ----------------------------------
        (403) 699-5705                                   Fax                             (604) 214-0551
----------------------------------                                       ----------------------------------

----------------------------------                                       ----------------------------------
                                                  24 HOUR OPERATIONS
         Gas Schedulers                                Contact                          Lynne MacLellan
----------------------------------                                       ----------------------------------
    (403) 699-4032 (daytime)
     (403) 735-6793 (pager)                             Phone                           (403) 519-7098
----------------------------------                                       ----------------------------------
         (403) 699-5752                                  Fax                            (403) 246-7627
----------------------------------                                       ----------------------------------
                                                 INVOICES & PAYMENTS
         Kyle Carroll                                   Contact                         Ron Santama
----------------------------------                                       ----------------------------------
        (403) 699-4028                                   Phone                         1-800-668-8072
----------------------------------                                       ----------------------------------
        (403) 699-5705                                    Fax                           (604) 214-0551
----------------------------------                                       ----------------------------------

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GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
COVER SHEET                                                           Page 2of 2
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000

This Base Contract incorporates by reference for all purposes the General Terms and Conditions of the GasEDI Base Contract for Short-Term Sale and Purchase of Natural Gas as published by GasEDI. The parties hereby agree to the following provisions offered in said General Terms and Conditions (select only one from each box, but see "Note" relatingto Section 3.2.

-------------------------------------------------------------------------------------------------------------
Section 2: Confirm Deadline                            Section 6: Taxes
[X] 2 Business Days after receipt (default)            [X] Buyer Pays At and After Delivery Point
[ ] Business Days after receipt                        [ ] Seller Pays Before and At Delivery Point
-------------------------------------------------------------------------------------------------------------
Section 2: Confirming Party                            Section 7.2: Payment Date
[ ] Seller                                             25th date of Month following Month of delivery
                                                       ----
[ ] Buyer
[ ] Nexen Marketing
-------------------------------------------------------------------------------------------------------------
Section 3.2: Performance Obligation                    Section 7.2: Method of Payment
[ ] Spot Price Standard                                [ ] Automated Clearinghouse - Credit Only (ACH)
[X] Cover Standard                                     [ ] Check
Note: The following Spot Price Publication applies to  [X] Electronic Funds Transfer (EFT)
both of the immediately preceding Standards and        [ ] Financial Electronic Data Interchange (FEDI)
must be filled in after a Standard is selected:        [ ] Wire Transfer (WT)
-------------------------------------------------------------------------------------------------------------
Section 13.5: Choice of Jurisdiction:                  Section 13.10: Dispute Resolution:
Alberta                                                [X] Included (default) or [ ] Excluded
-------------------------------------------------------------------------------------------------------------
[X] Special Provisions: Number of Sheets Attached: 5
-------------------------------------------------------------------------------------------------------------

IN WITNESS WHEREOF, the parties hereto have executed this Base Contract in duplicate.

               PARTY A                                                                PARTY B
           Nexen Marketing                          Party                      Dynamic Oil & Gas, Inc.
----------------------------------                                       ----------------------------------



   /s/ Signature                                  Signature                      /s/ Don K. Umback
----------------------------------                                       ----------------------------------
          Vice President                            Title                      Vice President, C.O.O.
----------------------------------                                       ----------------------------------

            /s/ R. Rice                           Signature
----------------------------------                                       ----------------------------------
          Vice President                            Title
----------------------------------                                       ----------------------------------

DISCLAIMER: The purposes of this Contract are to facilitate trade, avoid misunderstandings and make more definite the terms of contracts of sale, purchase or exchange of natural gas. This Contract is intended for interruptible transactions or firm transactions of one year or less and may not be suitable for transactions of longer than one year. Further, GasEDI does not mandate the use of this Contract by any party. GasEDI DISCLAIMS AND EXCLUDES, AND ANY USER OF THIS CONTRACT ACKNOWLEDGES AND AGREES TO GasEDI's DISCLAIMER OF, ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS CONTRACT OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (WHETHER OR NOT GasEDI KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. EACH USER OF THIS CONTRACT ALSO AGREES THAT UNDER NO CIRCUMSTANCES WILL GasEDI BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY USE OF THIS CONTRACT.

     GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
GENERAL TERMS AND CONDITIONS                                        Page 1 of 12
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000
--------------------------------------------------------------------------------

                             GasEDI BASE CONTRACT FOR
                  SHORT-TERM SALE AND PURCHASE OF NATURAL GAS

                            GENERAL TERMS AND CONDITIONS

TABLE OF CONTENTS
SECTION 1 - PURPOSE AND PROCEDURES                                             1
SECTION 2 - DEFINITIONS                                                        2
SECTION 3 - PERFORMANCE OBLIGATION                                             6
SECTION 4 - TRANSPORTATION, NOMINATIONS AND IMBALANCES                         6
SECTION 5 - QUALITY AND MEASUREMENT                                            7
SECTION 6 - TAXES                                                              7
SECTION 7 - BILLING, PAYMENT AND AUDIT                                         8
SECTION 8 - TITLE, WARRANTY AND INDEMNITY                                      9
SECTION 9 - NOTICES                                                            9
SECTION 10 - FINANCIAL RESPONSIBILITY, DEFAULTS AND REMEDIES                  10
SECTION 11 - FORCE MAJEURE                                                    11
SECTION 12 - TERM                                                             11
SECTION 13 - MISCELLANEOUS                                                    11
SECTION 14 - LIMITATIONS                                                      12

SECTION 1 - PURPOSE AND PROCEDURES

1.1 These General Terms and Conditions are intended to facilitate Transactions on a Firm or Interruptible basis.

1.2.a   Any Transaction may be effected orally or electronically with the offer and acceptance constituting the valid, binding and enforceable agreement of the parties. The parties are legally bound from the time they agree to Transaction terms. Any such Transaction is considered a "writing" and to have been "signed". Notwithstanding the previous sentence, the parties agree that Confirming Party shall confirm a Transaction by sending the other party a Transaction Confirmation by facsimile or mutually agreeable electronic means by the close of the next Business Day. Confirming Party adopts its confirming letterhead or the like as its signature on any Transaction Confirmation and as the identification and authentication of Confirming Party.

1.2.b   If a Transaction Confirmation sent by Confirming Party is materially different from the other party's understanding of the agreement referred to in
Section 1.2.a, that party shall give Confirming Party Notice clearly identifying such difference on Confirming Party's Transaction Confirmation and return the annotated Transaction Confirmation to the Confirming Party by the Confirm Deadline. The failure of the other party to so notify Confirming Party by the Confirm Deadline is further evidence of the agreement between the parties and constitutes the other party's acknowledgement that the terms of the Transaction described in Confirming Party's Transaction Confirmation are accurate.

1.2.c   If the other party does not receive a Transaction Confirmation from
Confirming Party by the deadline set out in Section 1.2.a, then the other party shall notify Confirming Party by sending its own Transaction Confirmation by the close of the Business Day following the deadline set out in Section 1.2.a. If a Transaction Confirmation sent by the other party is materially different from Confirming Party's understanding of the agreement referred to in Section 12a, Confirming Party shall give the other party Notice clearly identifying such difference on the other party's Transaction Confirmation and return the annotated Transaction Confirmation to the other party by the Confirm Deadline. The failure of Confirming Party to so notify the other party by the Confirm Deadline is further evidence of the agreement between the parties and constitutes the Confirming Party's acknowledgement that the terms of the Transaction described in the other party's Transaction Confirmation are accurate.

1.2.d   The entire agreement between the parties shall be those provisions contained in (i) an effective Transaction Confirmation, (ii) the oral or electronic agreement of the parties, (iii) the Base Contract, and (iv) these

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     GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
GENERAL TERMS AND CONDITIONS                                        Page 2 of 12
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000
--------------------------------------------------------------------------------

General Terms and Conditions (collectively, the "Contract"). In the event of a conflict among the foregoing, the terms shall govern in the priority listed in the previous sentence. The parties agree that all Transactions entered into shall form a single integrated agreement between the parties and each Transaction shall be merged into the Contract.

1.3 Communications occurring via a telephone conversation may be recorded by either party and each party consents to same without further notice to, or consent from, the other party. Each party shall, to the extent required by applicable law, give notice to, and obtain consent from, each of its employees, contractors and other representatives who may have their communications recorded hereunder. Any recordings of communications relevant to a Transaction may be used as evidence in any legal, arbitration or other dispute resolution procedure, and the parties hereby expressly waive all rights to, and expressly agree not to, contest or otherwise argue against such use of any recordings relevant to the disputed Transaction.

1.4 Each party shall be entitled, upon reasonable request, to access the other party's recording(s), if any, associated with a disputed Transaction.

1.5 The parties hereby expressly waive all rights to, and expressly agree not to, contest any Transaction, or assert or otherwise raise any defences or arguments related to any Transaction to the effect that such is not binding, valid or enforceable in accordance with its terms because either the employee(s) or representative(s) who entered into the Transaction on behalf of a party, and who appeared to have the requisite authority to do so, did not, in fact, have such authority or because the provisions of certain applicable laws require the Transaction to be in writing and/or executed by one or both parties.

SECTION 2 - DEFINITIONS

2.1 The following terms, when used herein, shall have the following meanings:

"103m3" shall mean the quantity of Gas occupying a volume of 1000 cubic metres at a temperature of 15 degrees Celsius and at a pressure of 101.325 kilopascals absolute.

"Accelerated Payment Invoice" shall have the meaning set forth in Section 7.7.

"Base Contract" shall mean a contract executed by the parties that incorporates these General Terms and Conditions by reference; that specifies the agreed selections of provisions contained herein; and that sets forth other information required herein.

"British Thermal Unit" or "Btu" shall mean the International Btu, which is also called the Btu(IT).

"Business Day" shall mean any day except Saturday, Sunday, or a statutory or banking holiday observed in the jurisdiction specified pursuant to Section 13.5. A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for the relevant party's principal place of business. The relevant party, in each instance unless otherwise specified, shall be the party to whom the notice, payment or delivery is being sent and by whom the notice or payment or delivery is to be received.

"Buyer" refers to the party receiving Gas hereunder.

"Claims" shall have the meaning set forth in Section 8.3.

"Confirm Deadline" shall mean 5:00 p.m. in the receiving party's time zone on the second Business Day following the Business Day a Transaction Confirmation is received, or if applicable, on the Business Day agreed to by the parties in the Base Contract; provided, if the Transaction Confirmation is time stamped after 5:00 p.m. in the receiving party's time zone, it shall be deemed received at the opening of the next Business Day.

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     GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
GENERAL TERMS AND CONDITIONS                                        Page 3 of 12
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000
--------------------------------------------------------------------------------

"Confirming Party" shall mean the party designated in the Base Contract to prepare and forward Transaction Confirmations to the other party.

"Contract" shall have the meaning set forth in Section 1.2.d.

"Contract Price" shall mean, if the Delivery Point is in the United States, the amount expressed in U.S. Dollars per MMBtu or U.S. Dollars per Dekatherm or, if the Delivery Point is in Canada, the amount expressed in Canadian Dollars per GJ, unless specified otherwise in a Transaction.

"Contract Quantity" shall mean the quantity of Gas to be delivered and received pursuant to a Transaction.

"Contract Value" of a Transaction is the net present value (applying the Present Value Discount Rate) of the product of (1) the quantity of Gas remaining under a Transaction which the parties are obligated to transact, multiplied by (2) the Contract Price.

"Costs" shall mean all reasonable costs, legal fees and expenses incurred by the Non-Defaulting Party to replace a Transaction or in connection with termination of a Transaction pursuant to Section 10.

"Cover Standard" as referred to in Section 3.2 shall mean, if applicable, if there is an unexcused failure to take or deliver any quantity of Gas pursuant to the Contract, then the Performing Party shall use commercially reasonable efforts to obtain Gas or alternate fuels, or sell Gas, at a price reasonable for the delivery or production area, as applicable, consistent with: the amount of notice provided by the Non-Performing Party; the immediacy of the Buyer's Gas consumption needs or Seller's Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the Non-Performing Party.

"Day" shall mean 9:00 a.m. to 9:00 a.m. central clock time.

"Defaulting Party" shall have the meaning set forth in Section 10.2.

"Dekatherm" shall mean one million British Thermal Units.

"Delivery Period" shall be the period during which deliveries are to be made as set forth in the Transaction Confirmation.

"Delivery Point(s)" shall mean such point(s) as are mutually agreed upon between Seller and Buyer as set forth in the Transaction Confirmation.

"Early Termination Date" shall have the meaning set forth in Section 10.3.

"EFP" shall mean the purchase, sale or exchange of natural Gas as the "physical" side of an exchange for physical transaction involving gas futures contracts. EFP shall incorporate the meaning and remedies of "Firm".

"ETA" shall mean the Excise Tax Act (Canada).

"Event of Default" shall mean (i) the failure to make payment when due under the Contract, which is not remedied within 2 Business Days after receiving Notice thereof (except for a failure to pay an Accelerated Payment invoice which shall immediately constitute an Event of Default); (ii) the making of an assignment or any general arrangement for the benefit of creditors, the filing of a petition or otherwise commencing, authorizing, or acquiescing in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or having such petition filed or proceeding commenced against ft, any bankruptcy or insolvency (however evidenced) or the inability to pay debts as they fall due; (iii) the failure to provide Performance Assurance in accordance with Section 10.1; (iv) a party's failure to deliver or receive Gas, unless excused by the other party's Non-Performance or prevented by Force Majeure, for the greater of 4 cumulative Days or 5% of the number of Days in a Delivery Period, rounded up to a full Day, in any one Transaction; or (v) the failure to perform any other material obligation under the Contract, other than a failure

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     GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
GENERAL TERMS AND CONDITIONS                                        Page 4 of 12
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000
--------------------------------------------------------------------------------

to deliver or accept delivery of Gas which remedy is as set forth in Section 7.7 (except as provided in part (iv) of this definition), if not remedied within 5 Business Days after receiving Notice thereof.

"Firm" shall mean that either party may interrupt its performance without liability only to the extent that such performance is excused by the other party's Non-Performance or is prevented by Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.

"Gas" shall mean any mixture of hydrocarbons and non-combustible gases in a gaseous state consisting primarily of methane.

"GJ" shall mean 1 gigajoule; 1 gigajoule =1,000,000,000 Joules. The standard conversion factor between Dekatherms and GJ's is 1.055056 GJ's per Dekatherm.

"GST" shall have the meaning set forth in Section 6.2.

"Imbalance Charges" shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter's balance and/or nomination requirements.

"Interruptible" shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of Force Majeure, with no liability, except such interrupting party may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.

"Joule" shall mean the joule specified in the SI system of units.

"Liquidation Amount" shall have the meaning set forth in Section 10.4.

"Market Value" of a Transaction is the net present value (applying the Present Value Discount Rate) of the product of (1) the quantity of gas remaining under a Transaction which the parties are obligated to transact, multiplied by (2) a market price for a similar transaction considering the remaining Delivery Period, Contract Quantity and Delivery Point; with such market price to be established by either (i) a bona fide offer accepted by the Non-Defaulting Party from a third party in an arms-length negotiation for a replacement transaction or (ii) quotations obtained by the Non-Defaulting Party, in good faith, from five Reference Market Makers, where the highest and lowest of such quotations shall be disregarded, and the arithmetic average of the three remaining quotations shall be the market price.

"MMBtu" shall mean one million British Thermal Units which is equivalent to one Dekatherm.

"Month" shall mean the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.

"Non-Defaulting Party" shall have the meaning set forth in Section 10.2.

"Non-Performance" shall mean the failure by a party to purchase and receive, or sell and deliver, Gas required by any Transaction hereunder which is not excused because of the non-performance (non-delivery or non-receipt, as applicable) of the other party, or by Force Majeure.

"Non-Performing Party" shall mean a party in relation to which a Non-Performance has occurred.

"Notice" shall have the meaning set forth in Section 9.1.

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     GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
GENERAL TERMS AND CONDITIONS                                        Page 5 of 12
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000
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"Payment Date" shall mean a date, selected by the parties in the Base Contract, on or before which payment is due Seller for Gas received by Buyer in the previous Month.

"Performance Assurance" shall mean security in the form, amount and term reasonably specified by the party demanding the Performance Assurance, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset acceptable to the demanding party or performance bond or guarantee by an entity acceptable to the party demanding the Performance Assurance.

"Performing Party" shall mean, if a Non-Performance has occurred, the party which is not the Non-Performing Party.

"Potential Event of Default" shall mean any event or circumstance which would, with Notice, the passage of time, or both, constitute an Event of Default.

"Present Value Discount Rate" shall mean with respect to any Transaction: (i) if the amount payable is in Canadian currency, the yield of Canadian Government Treasury Bills with a term closest to the time remaining in the Delivery Period, plus 100 basis points; or (ii) if the amount payable is in United States currency, the "Ask Yield" interest rate for United States Government Treasury notes as quoted in the "Treasury Bonds, Notes, and Bills" section of the Wall Street Journal most recently published with a term closest to the time remaining in the Delivery Period, plus 100 basis points.

"Receiving Transporter" shall mean the Transporter receiving Gas at a Delivery Point, or absent such receiving Transporter, the Transporter delivering Gas at a Delivery Point.

"Reference Market Makers" shall mean leading dealers in the physical gas trading market or the energy swap market, selected by the Non-Defaulting Party from among dealers of the highest credit standing, which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit.

"Scheduled Gas" shall mean the quantity of Gas confirmed by Transporter(s) for movement, transportation or management.

"Seller refers to the party delivering Gas hereunder.

"Spot Price" as referred to in Section 3.2 shall mean, if applicable, the price listed in the publication specified by the parties in the Base Contract, under the listing applicable to the geographic location closest in proximity to the Delivery Point(s) for the relevant Day; provided, if there is no single price published for such location for such Day, but there is published a range of prices, then the Spot Price shall be the average of such high and low prices. If no price or range of prices is published for such Day, then the Spot Price shall be the average of the following: (i) the price (determined as stated above) for the first Day for which a price or range of prices is published that next precedes the relevant Day; and (ii) the price (determined as stated above) for the first Day for which a price or range of prices is published that next follows the relevant Day.

"Taxes" shall have the meaning set forth in Section 6.1.

"Termination Payment for a Transaction is the difference between the Market Value and the Contract Value, adjusted for Costs, as of the Early Termination Date. If the Non-Defaulting Party is Seller and Market Value minus Costs is greater than the Contract Value, the Termination Payment will be positive (gain) and if the Market Value minus Costs is less than the Contract Value, the Termination Payment will be negative (loss). If the Non-Defaulting Party is the Buyer and the Contract Value minus Costs is greater than the Market Value, the Termination Payment will be positive (gain) and if the Contract Value minus Costs is less than the Market Value, the Termination Payment will be negative
(loss).

"Total Termination Payment" will be the sum of the Termination Payments for all Transactions terminated pursuant to Section 10. The Total Termination Payment is a reasonable pre-estimate of the loss suffered, and is not intended as a penalty.

"Transaction" shall mean any gas sale, purchase or exchange agreement effected pursuant to the Base Contract.

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     GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
GENERAL TERMS AND CONDITIONS                                        Page 6 of 12
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000
--------------------------------------------------------------------------------

"Transaction Confirmation" shall mean the document, substantially in the form of Exhibit A, setting forth the terms of a Transaction formed pursuant to Section 1 for a particular Delivery Period.

"Transporter(s)" shall mean all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas for Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to a particular Transaction.

SECTION 3 - PERFORMANCE OBLIGATION

3.1 Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the Contract Quantity for a particular Transaction in accordance with the terms of the Contract. Sales and purchases will be on a Firm or Interruptible basis, as agreed in a Transaction.

--------------------------------------------------------------------------------
The parties have selected either the "Cover Standard" version or the "Spot Price Standard" version as indicated on the Base Contract.
--------------------------------------------------------------------------------
Cover Standard:
--------------------------------------------------------------------------------
3.2 In addition to any liability for Imbalance Charges, which shall not be recovered twice by the following remedy, subject to Section 10.5, the exclusive and sole remedy of the parties in the event of a breach of a Firm obligation shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard for replacement Gas or alternative fuels and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller for such Day(s); or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an amount equal to the positive difference, if any, between the Contract Price and the price received by Seller utilizing the Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually taken by Buyer for such Day(s); or
(iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially reasonable efforts to sell the Gas to a third party, and no such replacement or sale is available, then the exclusive and sole remedy of the non-breaching party shall be any unfavorable difference between the Contract Price and the Spot Price, adjusted for such transportation to the applicable Delivery Point, multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller and received by Buyer for such Day(s).
--------------------------------------------------------------------------------
Spot Price Standard:
--------------------------------------------------------------------------------
3.2 In addition to any liability for Imbalance Charges, which shall not be recovered twice by the following remedy, subject to Section 10.5, the exclusive and sole remedy of the parties in the event of a breach of a Firm obligation shall be recovery of the following: (i} in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the Contract Price from the Spot Price; (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the applicable Spot Price from the Contract Price.
--------------------------------------------------------------------------------

SECTION 4 -TRANSPORTATION, NOMINATIONS AND IMBALANCES
4.1 Seller shall have the sole responsibility for transporting the Gas to the Delivery Points) and for delivering such Gas at a pressure sufficient to effect such delivery but not to exceed the maximum operating pressure of the Receiving Transporter. Buyer shall have the sole responsibility for transporting the Gas from the Delivery Point(s).

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     GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
GENERAL TERMS AND CONDITIONS                                        Page 7 of 12
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000
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4.2   The parties shall coordinate their Gas nomination and scheduling activities, giving sufficient time to meet the deadlines of the affected Transporter(s). Each party shall give the other party timely prior operational notice, sufficient to meet the requirements of all Transporter(s) involved in the Transaction, of the quantities of Gas to be delivered and purchased each Day. Such operational notice may be made by any mutually agreeable means, including phone, fax and email. Should either party become aware that actual deliveries at the Delivery Points) are greater or lesser than the Scheduled Gas, such party shall promptly notify the other party.

4.3 The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges. If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Buyer's actions or inactions {which shall include, but shall not be limited to, Buyers failure to accept quantities of Gas equal to the Scheduled Gas), then Buyer shall pay for such Imbalance Charges, or reimburse Seller for such Imbalance Charges paid by Seller to the Transporter. If the Imbalance Charges were incurred as a result of Seller's actions or inactions (which shall include, but shall not be limited to, Sellers failure to deliver quantities of Gas equal to the Scheduled Gas), then Seller shall pay for such Imbalance Charges, or reimburse Buyer for such Imbalance Charges paid by Buyer to the Transporter.

SECTION 5 - QUALITY AND MEASUREMENT

5.1 All Gas delivered by Seller shall meet the quality and heat content requirements of the Receiving Transporter. The unit of quantity measurement for purposes of the Contract shall be specified as one MMBtu dry, one Dekatherm dry, one GJ or one 10'm3. Measurement of Gas quantities hereunder shall be in accordance with the established procedures of the Receiving Transporter.

SECTION 6 - TAXES

--------------------------------------------------------------------------------
The parties have selected either the "Buyer Pays At and After Delivery Point" version or the "Seller Pays Before and At Delivery Point" version as indicated on the Base Contract.
--------------------------------------------------------------------------------
Buyer Pays At and After Delivery Point:
--------------------------------------------------------------------------------
6.1 Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses, interest or charges imposed by any government authority ("Taxes") on or with respect to the Gas prior to the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas at the Delivery Points) and all Taxes after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party's responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.
--------------------------------------------------------------------------------
Seller Pays Before and At Delivery Point:
--------------------------------------------------------------------------------
6.1 Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses, interest or charges imposed by any government authority ( Taxes") on or with respect to the Gas prior to the Delivery Points) and all Taxes at the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas after the Delivery Point(s). If a party is required to remit or pay Taxes which are the other party's responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.
--------------------------------------------------------------------------------

6.2 The Contract Price does not include any amounts payable by Buyer for the goods and services tax ("GST") imposed pursuant to the ETA or any similar or replacement value added or sales or use tax enacted under successor legislation. Notwithstanding the selection made pursuant to Section 6.1, Buyer will pay to Seller the amount of GST payable for the purchase of Gas in addition to all other amounts payable under the Contract. Seller will hold the GST paid by Buyer and will remit such GST as required by law. Buyer and Seller will provide each other with the information required to make such GST remittance or claim any corresponding input tax credits, including GST registration numbers.

     GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
GENERAL TERMS AND CONDITIONS                                        Page 8 of 12
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000
--------------------------------------------------------------------------------

6.3.a   Where Buyer is not registered for GST under the ETA and Buyer indicates to Seller that Gas will be exported from Canada, Buyer may request Seller treat such Gas as "zero-rated" Gas for export within the meaning of the ETA for billing purposes. If Seller, in its sole discretion, agrees to so treat such Gas, then Buyer hereby declares, represents and warrants to Seller that Buyer will: (i) export such Gas as soon as is reasonably possible after Seller delivers such Gas to Buyer (or after such Gas is delivered to Buyer after a zero-rated storage service under the ETA) having regard to the circumstances surrounding the export and, where applicable, normal business practice; (ii) not acquire such Gas for consumption or use in Canada (other than as fuel or compressor gas to transport such Gas by pipeline) or for supply in Canada (other than to supply natural gas liquids or ethane the consideration for which is deemed by the ETA to be nil) before export of such Gas; (iii) ensure that, after such Gas is delivered and before export, such Gas is not further processed, transformed or altered in Canada (except to the extent reasonably necessary or incidental to its transportation and other than to recover natural gas liquids or ethane from such Gas at a straddle plant); (iv) maintain on file, and provide to Seller, if required, or to the Canada Customs and Revenue Agency, evidence satisfactory to the Minister of National Revenue of the export of such Gas by Buyer; and/or (v) comply with all other requirements prescribed by the ETA for a zero-rated export of such Gas.

6.3.b Where Buyer is registered for GST under the ETA and Buyer indicates to Seller that Gas will be exported from Canada, Buyer may request Seller treat such Gas as "zero-rated" Gas for export within the meaning of the ETA for billing purposes, and Buyer hereby declares, represents and warrants to Seller that Buyer intends to export such Gas by means of pipeline or other conduit in circumstances described in Section 6.3.a (i) to (iii).

6.3.c   Without limiting the generality of Section 8.3, Buyer indemnifies
Seller for any GST, penalties and interest and all other damages and costs of any nature arising from breach of the declarations, representations and warranties contained in Section 6.3.a or 6.3.b, or otherwise from application of GST to Gas declared, represented and warranted by Buyer to be acquired for export from Canada.

6.4 In the event that any amount becomes payable pursuant to the Contract as a result of a breach, modification or termination of the Contract, the amount payable shall be increased by any applicable Taxes or GST remittable by the recipient in respect of that amount.

SECTION 7 - BILLING, PAYMENT AND AUDIT

7.1 Seller shall invoice Buyer for Gas delivered and received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged. If the actual quantity delivered is not known by the billing date, billing will be prepared based on the quantity of Scheduled Gas. The invoiced quantity will then be adjusted to the actual quantity on the following Month's billing or as soon thereafter as actual delivery information is available.

7.2 Buyer shall remit the amount due in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 days after receipt of the invoice by Buyer, provided that if the Payment Date is not a Business Day, payment is due on the next Business Day following that date. If Buyer, in good faith, disputes the amount of any such statement or any part thereof, Buyer will pay to Seller such amount as it concedes to be correct; provided, however, if Buyer disputes the amount due, Buyer must provide supporting documentation acceptable in industry practice to support the amount paid or disputed.

7.3 In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with Section 7.2 above.

7.4 If a party fails to remit the full amount payable by it when due, interest on the unpaid portion shall accrue from the date due until the date of payment at a rate equal to the lower of: (i) if the amount payable is in United States currency, the then-effective prime rate of interest published under "Money Rates" by The Wall Street Journal, plus two percent per annum, compounded monthly; or, if the amount payable is in Canadian currency, the per annum rate of interest identified from time to time as the prime lending rate charged to its most credit worthy customers for commercial loans by The Toronto Dominion Bank, Main Branch, Calgary, Alberta, Canada, plus two percent per annum, compounded monthly; or (ii) the maximum applicable lawful interest rate.

     GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
GENERAL TERMS AND CONDITIONS                                        Page 9 of 12
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000
--------------------------------------------------------------------------------

7.5   Payment shall be made in the currency of the Contract Price.

7.6 The parties shall net all same currency amounts due and owing, and/or past due, arising under the Contract such that the party owing the greater amount shall make a single payment of the net amount to the other party in accordance with Section 7; provided that no payment required to be made pursuant to the terms of any credit support document or agreement shall be subject to netting under this or any other provision of the Contract. In the event that the parties have executed a separate netting agreement, the terms and conditions therein shall prevail.

7.7 A Performing Party may accelerate the payment owed by the Non-Performing Party related to a Non-Performance by sending to the Non-Performing Party an invoice (an "Accelerated Payment Invoice") for the amounts due it under Section 3.2, setting forth the calculation thereof and a statement that pursuant to this
Section 7.7 such amount is due in 3 Business Days. If the Performing Party does not deliver an Accelerated Payment Invoice, amounts payable pursuant to Section
3.2 shall be invoiced and payable in accordance with Sections 7.1 and 7.2. The Non-Performing Party must pay the Accelerated Payment Invoice when due and the Non-Performing Party: (i) shall not be entitled to net amounts owed to it hereunder by the Performing Party against its obligation to make payment on an Accelerated Payment Invoice; and (ii) shall, notwithstanding Section 7.2, pay the full amount of the Accelerated Payment Invoice despite any dispute it may have as to the amount owing thereunder.

7.8 A party shall have the right, at its own expense, upon reasonable notice and at reasonable times, to examine the books and records of the other party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Contract. This examination right shall not be available with respect to proprietary information not directly relevant to Transactions. All invoices and billings shall be conclusively presumed final and accurate unless objected to in writing, with adequate explanation and/or documentation, within two years after the Month of Gas delivery. All retroactive adjustments under Section 7 shall be paid in full by the party owing payment within 30 days of notice and substantiation of such inaccuracy.

SECTION 8 - TITLE, WARRANTY AND INDEMNITY

8.1 Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified Delivery Point(s). Buyer shall have responsibility for and assume any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).

8.2 Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims.

8.3 Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including reasonable legal fees and costs of court ("Claims"), from any and all persons, arising from or out of claims of title, personal injury or property damage from said Gas or other charges thereon which attach before title passes to Buyer. Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury or property damage from said Gas or other charges thereon which attach after title passes to Buyer.

8.4 Notwithstanding the other provisions of this Section 8, as between Seller and Buyer, Seller will be liable for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality requirements of Section 5, or Seller's warranty obligations pursuant to Section 8.2.

SECTION 9 - NOTICES

9.1 All Transaction Confirmations, invoices, payments and other communications made pursuant to the Contract ("Notices' shall be in writing and made to the addresses for Notices specified by each respective party from time to time.

     GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
GENERAL TERMS AND CONDITIONS                                       Page 10 of 12
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000
--------------------------------------------------------------------------------

9.2 All Notices required hereunder may be sent by facsimile or mutually agreeable electronic means, a nationally recognized ovemight courier service or hand delivered.

9.3   Notice shall be given when received on a Business Day by the addressee.
In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent electronically or by facsimile shall be deemed to have been received upon the sending party's receipt of confirmation of a successful transmission; if the day on which such electronic or facsimile Notice is received is not a Business Day or is after five p.m. on a Business Day, then such Notice shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving parry.

SECTION 10 - FINANCIAL RESPONSIBILITY, DEFAULTS AND REMEDIES

10.1 If a party has reasonable grounds for insecurity regarding the payment, performance or enforceability of any obligation under the Contract, such party may demand Performance Assurance, whether or not an Event of Default, Non-Performance or Potential Event of Default has occurred, which Performance Assurance shall be provided by the other party by the end of the 5"' Business Day after the demand is received. The Performance Assurance shall not exceed the amount calculated in accordance with the procedure for determining the Total Termination Payment, as of the date of the demand, as if all Transactions had been terminated plus all other outstanding amounts owed or accrued under the Contract.

10.2 If an Event of Default or Potential Event of Default occurs with respect to a party (the "Defaulting Party"), then the other party (the "Non-Defaulting Party") shall have the right to, in addition to any other remedies available hereunder: (i) upon 1 Business Day's Notice, suspend its performance under any or all Transactions under the Contract; and/or (ii) withhold any amounts owed to the Defaulting Party under the Contract, any Transaction or any other agreement between the parties (whether or not yet due) and setoff against such withheld amounts any amounts owed the Non-Defaulting Party hereunder (whether or not yet due).

10.3 In addition to the provisions of Section 10.2, upon the occurrence of an Event of Default, the Non-Defaulting Party may, for so long as the Event of Default is continuing, terminate, accelerate and liquidate all Transactions then outstanding or not yet commenced in accordance with the provisions of this
Section 10 by (i) providing Notice to the Defaulting Party, and (ii) establishing an early termination date, which date shall be between 1 and 20 Business Days following the Event of Default, on which all such Transactions shall terminate ("Early Termination Date"). If an Early Termination Date has been designated, the Non-Defaulting Party shall calculate the Total Termination Payment and notify the Defaulting Party of such amount including detailed support for the Total Termination Payment calculation.

10.4 The Non-Defaulting Party may net the Total Termination Payment against all other amounts owing (whether or not yet due) between the parties under the Contract and any other agreements between the parties. This amount constitutes the "Liquidation Amount" payable by the Defaulting Party within 2 Business Days or payable by the Non-Defaulting Party on the 25'" of the Month following the Early Termination Date, as applicable. A disputed amount hereunder shall be paid by the Defaulting Party, subject to refund.

10.5 In the event a party is a Non-Performing Party, the Performing Party shall have the right to, in addition to any other remedies available hereunder.
(i) withhold any or all payments due the Non-Performing Party hereunder for the period of the applicable Non-Performance and net or set-off amounts due the Performing Party against such withheld amounts; (ii) during the period of the applicable Non-Performance, upon at feast 1 Business Day's Notice, suspend its performance under any or all Transactions; and/or (iii) if the Non-Performing Party fails to pay any Accelerated Payment Invoice when due, the Performing Party may, without further Notice to the Non-Performing Party, declare an Early Termination Date with respect to the particular Transaction to which the Non-Performance relates in accordance with Section 10.3. The failure of the Performing Party to exercise any of the rights or remedies contained in this
Section 10.5 shall not constitute a waiver of the Non-Performance, the requirement for payment as contemplated by Section 3.2 or any of the other rights or remedies of the Performing Party in connection therewith.

10.6 Each party reserves to itself all rights, set-offs, counterclaims, and other defences which it is or may be entitled to arising from the Contract.

     GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
GENERAL TERMS AND CONDITIONS                                       Page 11 of 12
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000
--------------------------------------------------------------------------------

SECTION 11 - FORCE MAJEURE

11.1 Except with regard to a party's obligation to make payment due under the Contract, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure.

11.2 Force Majeure shall include but not be limited to the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption of firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars; and (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, or regulation promulgated by a governmental authority having jurisdiction. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance.

11.3 Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the curtailment of interruptible or secondary firm transportation unless primary, in-path, firm transportation is also curtailed;
(ii) the party claiming Force Majeure failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (iii) economic hardship. The party claiming Force Majeure shall not be excused from its responsibility for Imbalance Charges.

11.4 Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be entirely within the sole discretion of the party experiencing such disturbance.

11.5 The party whose performance is prevented by Force Majeure must provide notification to the other party. Initial notification may be given orally; however, Notice with reasonably full particulars of the event or occurrence is required as soon as reasonably possible. Upon providing notification of Force Majeure to the other party, the affected party will be relieved of its obligation to make or accept delivery of Gas as applicable to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.

SECTION 12 - TERM

12.1 The Contract may be terminated on 30 days' Notice, but shall remain in effect until the expiration of the latest Delivery Period of any Transaction Confirmation(s). The rights of either party pursuant to Section 7.8, the obligations to make payment hereunder, and the obligation of either party to indemnify the other, pursuant hereto shall survive the termination of the Contract.

SECTION 13 - MISCELLANEOUS

13.1 The Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of the Contract shall run for the full tern of the Contract. No assignment of the Contract, in whole or in part, will be made without the prior written consent of the non-assigning party, which consent will not be unreasonably withheld or delayed; provided, either party may transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other party. Upon any transfer and assumption, the transferor shall not be relieved of nor discharged from any obligations hereunder.

13.2 If any provision in the Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of the Contract.

13.3 No waiver of any breach of the Contract shall be held to be a waiver of any other or subsequent breach.

     GasEDI BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS
GENERAL TERMS AND CONDITIONS                                       Page 12 of 12
Copyright @ 2000 by GasEDI, All Rights Reserved                 October 26, 2000
--------------------------------------------------------------------------------

13.4 The Contract sets forth all understandings between the parties respecting each Transaction, and any prior contracts, understandings and representations, whether oral or written, relating to such Transactions are merged into and superseded by the Contract and any effective Transaction Confirmation(s). The Base Contract may be amended only by a writing executed by both parties.

13.5 The interpretation and performance of the Contract shall be governed by the laws of the jurisdiction specified by the parties in the Base Contract, excluding, however, any conflict of laws rule which would apply the law of another jurisdiction.

13.6 The Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any Federal, State, Province, or local governmental authority having jurisdiction over the parties, their facilities, or Gas supply, or the Contract.

13.7   There is no third party beneficiary to the Contract.

13.8 Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract. Each person who executes the Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.

13.9   For currency conversions required under the Contract, to convert
Canadian or United States currency to the other, the parties shall use the average of the Bank of Canada posted noon spot exchange rates as quoted for each Day during the Month during which Gas was, or was obligated to be, delivered and received.

13.10 Any controversy or claim arising out of or relating to the Contract shall be determined by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association.

SECTION 14 - LIMITATIONS

14.1 EXCEPT AS SET FORTH HEREIN, THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY AND ALL IMPLIED WARRANTIES ARE DISCLAIMED. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, A PARTY'S LIABILITY HEREUNDER SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WANED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, A PARTY'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WANED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LUIBLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITNE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTNE OR PASSNE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

                             SPECIAL PROVISIONS
    to the GasEDI Base Contract for Short-Term Sale and Purchase of Natural Gas
                        Between Dynamic Oil & Gas, Inc.
                             And Nexen Marketing
                            Dated October 15, 2001

The following changes are made to the General Terms and Conditions.

1.   The definition of "Market Value" shall be amended by deleting subsection
     (ii) and replacing it with the following;

       "(ii) quotations obtained by the Non-Defaulting Party , in good faith, from three Reference Market Makers where the arithmetic average of the three quotations shall be the market price."

2. The definition of "Transaction Confirmation" shall be amended by deleting "Exhibit A" and replacing it with "Schedule A".

3.   Section 1.2c is amended by adding the following to the end of the Section.

       "For greater clarity, the failure of both parties to provide a confirmation does not negate the existence of an agreement, the evidence of which shall be confirmed as set out in Section 1.2.d below."

4. Section 7.2 is hereby amended by deleting the first sentence and replacing it with the following:

       "Buyer shall remit the amount due in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 days after receipt of the invoice by Buyer; provided that if Payment Date is a not a Business Day, payment shall be made on the last preceding Business Day, and if Payment Date is a Sunday or a Monday banking holiday, payment shall be made on the next Business Day following that date."

5.   Section 10.1 is deleted and replaced with the following;

       "For the purposes of this section, any reference to a party includes a reference to a party providing Performance Assurance hereunder. If a party becomes Materially Weaker or a Designated Event occurs with respect to that party, causing the resulting, surviving or transferee entity to become Materially Weaker, the other party may demand Performance Assurance, whether or not an Event of Default , Non-Performance, or Potential Event of Default has occurred , which Performance Assurance shall be provided by the party by the end of the 3rd Business Day after demand is received. The Performance Assurance shall not exceed the amount calculated in accordance with the procedure for determining the Total Termination Payment, as of the date of the demand, as if all Transactions had been terminated plus all other outstanding amounts owed or accrued under the Contract. For the purposes of these Special Provisions hereunder, where X refers to Dynamic Oil & Gas, Inc., Materially Weaker shall mean;



Revised: October 25. 2001                                            Page 1 of 5

(1) the senior long-term debt or deposits of X, or in the event of reorganization, the resulting, surviving or transferee of X is or are, as the case may be, rated less than investment grade by Standard & Poor's Corporation or Moody's Investors Service, Inc., or

(2) in the event that there are no such Standard & Poor's Corporation or Moody's Investors Service, Inc. ratings for any of the parties, the Policies (as defined below) in effect at the time, of the party calling for the Performance Assurance, would lead such party, solely as a result of a change in the nature, character, identity or condition of the other party from its state prior to such Designated Event, to decline to make an extension of credit to, or enter into a Transaction with, the resulting, surviving or transferee entity. "Policies", for the purposes of this definition means: A) internal credit limits applicable to individual entities or B) other limits on doing business in certain jurisdictions or engaging in certain activities.

and

a Designated Event means that:


Revised: October 25. 2001                                            Page 2 of 5

(1) tiexen Inc. consolidates, amalgamates or merges with, or transfers all or substantially all its assets to, or receives all or substantially all the assets or obligations of. another entity; or

(2)   Nexen Inc. ceases to be a partner in X; or

(3) any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of X; or

(4) Nexen Inc. effects any substantial change in its capital structure by means of the issuance of occurrence of debt or preferred stock or other securities convertible into or exchangeable for, debt or preferred stock; or

(5) X or Nexen Inc., as the case may be enters into any agreement providing for any of the foregoing.

6.   Section 13.10 shall be deleted and replaced with the following;

       "Any claim, counterclaim, demand, cause of action, dispute, and controversy arising out of or relating to this Agreement or the relationship established by this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving the parties and/or their respective representatives (collectively the "Claims"), even though some or all of such Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort, or otherwise, at law or in equity, under provincial, state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding and non-appealable arbitration.

       Arbitration shall be conducted in accordance with the International Arbitration Rules. The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitrators. In deciding the substance of the parties' Claims, the arbitrators shall refer to the laws of the jurisdiction specified by the parties in the Base Contract. It is agreed that the Arbitrators shall have no authority to award treble, exemplary or punitive damages of any type under any circumstances whether or not such damages may be available under provincial, state or federal law, or under any applicable Arbitration Act, or under the Commercial Arbitration Rules of the American Arbitration Association, the parties hereby waiving their right, if any, to recover any such damages.

       The arbitration proceeding shall be conducted in Calgary, Canada. Within thirty days of the notice of initiation of the arbitration procedure, each party shall select one arbitrator. The two arbitrators shall select a third arbitrator. The third arbitrator shall be a person who has experience in the oil and gas industry and who has not previously been employed by either party and does not have a direct or indirect interest in either party or the subject matter of the arbitration. While the third arbitrator shall be neutral, the two party-appointed arbitrators are not required to be neutral, and it shall not be grounds for removal of either of the two party-appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present minimal relationships with the party that appointed such arbitrator.

       To the fullest extent permitted by law, any arbitration proceeding and the arbitrators award shall be maintained in confidence by the parties."


Revised: October 25. 2001                                            Page 3 of 5

7.   The following shall be added as Section 13.11;

       "When this Agreement is to be interpreted and governed pursuant to the laws of the Province of Alberta, then pursuant to Section 7 of the Limitations Act, S.A. 1996 c. L-15.1 the parties agree that the two (2) year period for seeking a remedial order under section 3(1)(a) of the Limitations Act, S.A. 1996 c. L-15.1, as amended, for any claim (as defined in that Act) arising in connection with this Agreement is extended to:

       (a) for claims disclosed by an audit, two (2) years after the last day this Agreement permits that audit to be performed; or

       (b)   for all other claims, four (4) years. "

       For greater certainty, the two (2) year period under section 2 (1.1)(b) of the Act is also extended to such time."

8.   The following shall be added as Section 13.12;

       " The parties agree that this Agreement is an "eligible financial contract" within the meaning of Canadian bankruptcy and insolvency law."

9. The following shall be added as Section 15 - "Specific Terms and Conditions of Transactions Entered into on a Reserve Decline Basis";

       15.1 "Definitions:

            "Daily Contract Quantity" or "DCQ" means the volume of gas that Seller is required to make available and the Buyer is required to take per day as described in a Transaction;

            "Reserve Failure" means a special event of force majeure where Seller's gas reserves, which have the capability and capacity to produce and deliver volumes of gas equal to the DCQ at the Delivery Point, fail through ordinary production decline or otherwise resulting in Seller's inability to deliver the full DCQ to the Delivery Point."

       15.2 "Contract Volume:
       Subject to the provisions hereof, Buyer shall purchase and take delivery from Seller and Seller shall sell and deliver to Buyer each day during the period of delivery under a Transaction, on a Firm basis, a volume of gas equal to the DCQ. Seller shall be relieved from its obligations hereunder to sell and deliver to the Buyer at the Delivery Point and Buyer shall be relieved from its obligation to purchase and take delivery from Seller, volumes of gas equal to the DCQ to the extent (but only to the extent) of a Reserve Failure; provided that if at any time after such Reserve Failure, Seller re-acquires the capability of re-instating volumes back to the DCQ at the Delivery Point, it shall immediately upon notice to the Buyer, and subject to the Buyer's concurrence and consent thereto, re-commence deliveries at the Delivery Point to the level of the DCQ; and further provided

Revised: October 25. 2001                                            Page 4 of 5

       DCQ; and further provided that, at no time during the duration of a Reserve Failure shall Seller sell gas to a third party which could reasonably and economically be delivered to the Delivery Point without Seller first seeking to re-commence deliveries at the Delivery Point to the level of the DCQ as herein provided."

       15.3 "Force Majeure:
       For the purposes of Transactions entered into on a Reserve Decline Basis, the term `force majeure" shall have the same meanings and operations ascribed to as indicated in Section 11 of this Contract with the exception that Seller's failure of reserves and deliverability of reserves are considered events of force majeure, more specifically defined as a Reserve Failure as provided in Section 15.1."

       15.4 "Liquidated Damages:
       For the purposes of Transactions entered into on a Reserve Decline Basis, the remedy for breach of a Firm obligation by Buyer or Seller shall be calculated in the same manner as described in Section 3.2 of this Contract."

Revised: October 25. 2001                                            Page 5 of 5

Date Issued:                   Contract #:_____               Page_____ of _____

                             SCHEDULE "A" CONFIRMATION FORM

     Attached to and made a part of the certain agreement dated ______ and entered into between ___________ and Nexen Marketing

Buyer:
Seller:
Obligation:
DCQ:

--------------------------------------------------------------------------------
Effective Date & Time:
Expiry Date & Time:
DCQ:

Delivery Point:

Currency:
Price:
--------------------------------------------------------------------------------
Broker:
Other Conditions:



Marketing Rep:                                 Marketing Rep:
Phone:                       Fax:              Phone:         Fax:(403) 699-5790

                SAMPLE ONLY                              SAMPLE ONLY
--------------------------------------    --------------------------------------
Nexen Marketing
1700, 801-7 AVE SW Calgary, Alberta

Subject to the terms of the above noted agreement, this Confirmation Form shall be deemed accepted unless notification is received within 48 hours of delivery. Please have executed by an authorized representative of your company and return by fax to Gael Dinne at (403) 699-5790. Please contact Gael at (403) 699-4039 with any concerns.

Date Issued   02-Nov-01 15:44   Confirmation Form # DYNO3001-04      Page 1 of 2
                                    Transaction #G22304

                                      SCHEDULE "A"

         Attached to and made part of the certain agreement dated 15-October-01 and entered into between Nexen Marketing and Dynamic Oil and Gas Inc.

Buyer:   Nexen Marketing
Seller:   Dynamic Oil and Gas Inc.
Obligation:    Reserve Decline
DCQ:   20000 GJ                                   Book (internal):
                                                                 ---------------
                                                  PC (internal):
                                                                 ---------------
                                                  Pool (internal):
                                                                 ---------------

--------------------------------------------------------------------------------
Effective Date & Time:       2001-Nov-01 8:00
Expiry Date & Time:          2002-Nov-01 8:00
DCQ:                         20000 GJ
Delivery Point:              ATCO Big Sturgeon (Big Stur)
Currency/Units:              Cdn $/GJ
Price:                       A calculated arithmetic average of the prices as
                             quoted in Canadian Enerdata's Canadian Gas Price
                             Reporter in the table entitled "Daily Spot Gas
                             Price at AECO C & N.I.T." in the column entitled
                             "Price(VGJ) Avg " for each day of the month. The price that shall be used for Friday, Saturday, Sunday and statutory holiday Mondays will be the price quoted for the "Weekend P" less 55% of the ATCO North Exchange Service less transportation costs associated with the firm and Interruptible transportation service set forth below.

Conditions for this Point:   None
--------------------------------------------------------------------------------
Broker:                      N/A

Other Conditions:            1) Nexen will hold 19562 GJ of ATCO North FSR and
                             any required TIS(interruptible) receipt
                             transportation service to receipt the Dynamic gas hereunder. The FSR shall be 12 month evergreen FSR, with no minimum term. Upon termination of this Transaction, any FSR held hereunder shall be assigned to Dynamic.

                             2) Some of the gas purchased hereunder shall be resold to Dynamic and delivered to ProGas Ltd. at NOVA Inventory Transfer on Dynamic's behalf. The terms of such resale and redelivery shall be set out under Transaction $22302 between the parties hereto and the Letter Agreement between Dynamic and Nexen dated October 31, 2001. The costs of gas associated with gas resold and redelivered hereunder shall be deducted from revenue payable to Dynamic. The parties acknowledge that the volume to be exchanged is variable and subject to production.

                             3) Dynamic may elect to covert some of the gas purchased hereunder to monthly index, subject to at least one full calendar month's notice to Nexen.

Date Issued   02-Nov-01 15:44   Confirmation Form # DYNO3001-04      Page 2 of 2
                                    Transaction #G22304

Nexen Marketing                                                 Dynamic Oil and Gas Inc.
Marketing Rep:   Ken Comer                                      Marketing Rep: Lynne MacLellan
Phone:  (403) 699-5255 Fax: (403) 699-4039                      Phone: (403) 519-7098 Fax: (403) 246-7627

/s/ Signature                                                   /s/ Signature
-----------------------------------------------                 -----------------------------------------------
Authorized Representative                                       Authorized Representative

--------------------------------------------------------------------------------

Nexen Marketing

1700, 601-7 AVE SW Calgary, Alberta

Subject to the terns of the above noted agreement, this Confirmation Form shall be deemed accepted unless notification is received within 48 hours of delivery. Please have executed by an authorized representative of your company and return by fax to Gael Dinnie at (403) 699-5790. Please contact Gael at (403) 699-4039 with any concerns.

                                                                     Code: 0 - R

Date Issued   02-Nov-01 15:10   Confirmation Form # DYNO3001-03      Page 1 of 1
                                    Transaction #G22302

                                      SCHEDULE "A"

         Attached to and made part of the certain agreement dated 15-October-01 and entered into between Nexen Marketing and Dynamic Oil and Gas Inc.

Buyer:   Dynamic Oil and Gas Inc.
Seller:   Nexen Marketing
Obligation:   Reserve Decline
DCQ:   9000 GJ                                    Book (internal):
                                                                 ---------------
                                                  PC (internal):
                                                                 ---------------
                                                  Pool (internal):
                                                                 ---------------

--------------------------------------------------------------------------------
Effective Date & Time:       2001-Nov-01 8:00
Expiry Date & Time:          2001-Nov-02 8:00
DCQ:                         9000 GJ
Delivery Point:              Inventory Transfer (NIT)
Currency/Units:              Cdn $/GJ
Price:                       A calculated arithmetic average of the prices as
                             quoted In Canadian Enerdata's Canadian Gas Price
                             Reporter in the table entitled "Daily Spot Gas
                             Price at AECO C & NJ.T." in the column entitled
                             "Price($/GJ) Avg *" for each day of the month. The price that shall be used for Friday, Saturday, Sunday and statutory holiday Mondays will be the price quoted for the "Weekend #".

Conditions for this Point:   None
--------------------------------------------------------------------------------

Broker:                      N/A

Other Conditions:            The gas resold hereunder shall be delivered to
                             ProGas Ltd. on Dynamic's behalf and the costs associated with such resold and redelivered gas shall be deducted from revenue payable to Dynamic under Transaction #22304 between the parties hereto.

Dynamic Oil and Gas Inc.                                        Nexen Marketing
Marketing Rep: Lynne MacLellan                                  Marketing Rep: Ken Comer
Phone: (403) 618 7098 Fax: (403) 240-7627                       Phone: (403) 699-0285 Fax (403) 699-4039

/s/ Signature                                                   /s/ Signature
-----------------------------------------------                 -----------------------------------------------
Authorized Representative                                       Authorized Representative

--------------------------------------------------------------------------------
Nexen Marketing

1700, 801-7 AVE 8W Calgary, Alberta

Subject to the terms of the above noted agreement, this Confirmation Form shall be deemed accepted unless notification is received within 48 hours of delivery. Please have executed by an authorized representative of your company and return by fax to Gael Dinnie at (403) 699-5790. Please contact Gael at (403) 899-4039 with any concerns.

                                                                     Code: 0 - R

Date Issued   04-Feb-02 10:55   Confirmation Form # DYNO3001-02      Page 1 of 2
                                    Transaction #G22200

                                      SCHEDULE "A"

         Attached to and made part of the certain agreement dated 15-October-01 and entered into between Nexen Marketing and Dynamic Oil and Gas Inc.

Buyer:   Nexen Marketing
Seller:   Dynamic Oil and Gas Inc.
Obligation:   Reserve Decline
DCQ:   2850 GJ                                    Book (internal):
                                                                 ---------------
                                                  PC (internal):
                                                                 ---------------
                                                  Pool (internal):
                                                                 ---------------

--------------------------------------------------------------------------------
Effective Date & Time:       2001-Nov-01 8:00
Expiry Date & Time:          2002-Nov-01 8:00
DCQ:                         2500 GJ
Delivery Point:              Maple Glen (1273)
Currency/Units:              Cdn $/GJ
Price:                       A calculated arithmetic average of the prices as
                             quoted in Canadian Enerdata's Canadian Gas Price
                             Reporter in the table entitled "Daily Spot Gas
                             Price at AECO C & NAT." in the column entitled
                             "Price($/GJ) Avg *" for each day of the month. The price that shall be used for Friday, Saturday, Sunday and statutory holiday Mondays will be the price quoted for the "Weekend #" less Alberta
                             Interruptible Transportation on NOVA less Fuel.

Conditions for this Point:   None

--------------------------------------------------------------------------------
Effective Date & Time:       2001-Nov-01 8:00
Expiry Date & Time:          2002-Nov-01 8:00
DCQ:                         350 GJ

Delivery Point:              Stanmore (1131)

Currency/Units:              Cdn $/GJ

Price: A calculated arithmetic average of the prices as quoted in Canadian Enerdata's Canadian Gas Price Reporter in the table entitled "Daily Spot Gas Price at AECO C & N.I.T." in the column entitled "Price($/GJ) Avg.*" for each day of the month. The price that shall be used for Friday, Saturday, Sunday and statutory holiday Mondays will be the price quoted for the "Weekend #" less Alberta Interruptible Transportation on NOVA less Fuel.

Conditions for this Point:   None
--------------------------------------------------------------------------------
Broker:                      NIA

Other Conditions:            Dynamic may elect to covert some of the gas
                             purchased hereunder to monthly index, subject to at least one full calendar month's notice to Nexen.

Date Issued   04-Feb-02 10:55   Confirmation Form # DYNO3001-02      Page 2 of 2
                                    Transaction #G22200

Nexen Marketing                                                 Dynamic Oil and Gas Inc.
Marketing Rep:   Ken Comer                                      Marketing Rep: Lynne MacLellan
Phone:  (403) 699-5255 Fax: (403) 699-4039                      Phone: (403) 519-7098 Fax: (403) 246-7627

/s/ Signature                                                   /s/ Signature
-----------------------------------------------                 -----------------------------------------------
Authorized Representative                                       Authorized Representative

--------------------------------------------------------------------------------

Nexen Marketing

1700, 801-7 AVE SW Calgary, Alberta

Subject to the terms of the above noted agreement, this Confirmation Form shall be deemed accepted unless notification is received within 48 hours of delivery. Please have executed by an authorized representative of your company and return by fax to Gael Dinnie at (403) 699-5790. Please contact Gael at (403) 699-4039 with any concerns.

                                                                       Code. 0-E

Date Issued   04-Feb-02 10:43   Confirmation Form # DYNO3001-01      Page 1 of 1
                                    Transaction #G22693

                                      SCHEDULE "A"

         Attached to and made part of the certain agreement dated 15-October-01 and entered into between Nexen Marketing and Dynamic Oil and Gas Inc.

Buyer:   Nexen Marketing
Seller:   Dynamic Oil and Gas Inc.
Obligation:   Reserve Decline
DCQ:   2000 GJ                                    Book (internal):
                                                                 ---------------
                                                  PC (internal):
                                                                 ---------------
                                                  Pool (internal):
                                                                 ---------------

--------------------------------------------------------------------------------
Effective Date & Time:       2001-Oct-17 8:00
Expiry Date & Time:          2001-Nov-01 8:00
DCQ:                         2000 GJ

Delivery Point:              Maple Glen (1273)

Currency/Units:              Cdn $/GJ

Price: The daily price as quoted in Canadian Enerdata's Canadian Gas Price Reporter in the table entitled "Daily Spot Gas Price at AECO C & N.I.T." in the column entitled "Price ($IGJ) Avg*, for each individual day except for Saturday, Sunday, Statutory holiday Fridays and Mondays which shall use the price quoted for the "Weekend #" (Arithmetic Average of the AECQ Daily Average prices for the period October 17, 2001 to October 31, 2001.) The price to be used for Friday, Saturday and Sunday will be the "Weekend#" less NOVA Interruptible charges less fuel.

Conditions for this Point:   None

--------------------------------------------------------------------------------
Broker:                      N/A
Other Conditions:            None

Nexen Marketing                                                 Dynamic Oil and Gas Inc.
Marketing Rep:   Ken Comer                                      Marketing Rep: Lynne MacLellan
Phone:  (403) 699-5255 Fax: (403) 699-4039                      Phone: (403) 519-7098 Fax: (403) 246-7627

/s/ Signature                                                   /s/ Signature
-----------------------------------------------                 -----------------------------------------------
Authorized Representative                                       Authorized Representative

--------------------------------------------------------------------------------

Nexen Marketing

1700, 801-7 AVE SW Calgary, Alberta

Subject to the terms of the above noted agreement, this Confirmation Form shall be deemed accepted unless notification is received within 48 hours of delivery. Please have executed by an authorized representative of your company and return by fax to Gael Dinnie at (403) 699-5790. Please contact Gael at (403) 699-4039 with any concerns.

                                                                       Code. 0-E